AMENDMENT TO THE
KINETICS MUTUAL FUNDS, INC and KINETICS PORTFOLIOS TRUST CUSTODY AGREEMENT
THIS AMENDMENT, effective as of the last date on the signature block, to the Custody Agreement (the “Agreement”), as amended, is entered into by and among Kinetics Mutual Funds, Inc., a Maryland corporation (the “Company”), Kinetics Portfolios Trust, a Delaware business trust (the “Trust”) and U.S. Bank National Association, a national banking association (the “Custodian”).
RECITALS
WHEREAS, the parties have entered into an amended and restated Custody Agreement, dated as of October 23, 2013, originally made and entered into as of June 26, 2006 (the Agreement); and
WHEREAS the parties desire to remove the following funds from Exhibit B:
•The Medical Fund
•The Alternative Income Fund
    WHEREAS, Article XIV, Section 14.3 of the Agreements allows for its amendment by a written instrument executed by the parties;
NOW, THEREFORE, the parties agree as follows:
Exhibit B of the Agreement is hereby superseded and replaced in its entirety by Exhibit B attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the last date on the signature block.

KINETICS MUTUAL FUNDS, INC.	U.S. BANK NATIONAL ASSOCIATION

By:	By:
Name:	Name:
Title: Date:_________________________	Title: Date:_________________________

KINETICS PORTFOLIOS TRUST

By:
Name:
Title: Date:_________________________

Exhibit B to the Custody Agreement
Kinetics Mutual Funds, Inc and Kinetics Portfolios Trust
Separate Series of Kinetics Mutual Funds/Kinetics Portfolio Trust at November 2022
Name of Series
The Internet Fund/ The Internet Portfolio
The Global Fund/ The Global Portfolio
The Paradigm Fund/ The Paradigm Portfolio
The Small Cap Opportunities Fund/ The Small Cap Opportunities Portfolio
The Market Opportunities Fund/The Market Opportunities Portfolio
The Kinetics Spin-off and Corporate Restructuring Fund
The Multi-Disciplinary Income Fund/The Multi-Disciplinary Income Portfolio

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